UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 30, 2011, Cadence Pharmaceuticals, Inc. (“Cadence”) announced that the U.S. Food and Drug Administration’s (the “FDA”) website was updated to indicate that an Abbreviated New Drug Application (“ANDA”) was submitted to the FDA on April 7, 2011 for a generic version of Cadence’s drug, OFIRMEV® (acetaminophen) injection (1000 mg/100 mL, 10 mg mL). Cadence has not received notice of a Paragraph IV certification with respect to this ANDA filing.

Cadence intends to vigorously enforce its intellectual property rights relating to OFIRMEV. OFIRMEV is protected by two patents, both of which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Under the Federal Food, Drug, and Cosmetic Act and the FDA’s implementing regulations, the filing of a patent infringement lawsuit within 45 days of the receipt of notice of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of the expiration of a 30-month period, the expiration of the patents, the settlement of the lawsuit, a decision in the infringement case that is favorable to the ANDA applicant, or such shorter or longer period as the court may order.

Statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Such statements include, without limitation, statements regarding: Cadence’s intention to vigorously enforce its intellectual property rights. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Cadence’s actual future results may differ materially from Cadence’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: Cadence’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend its patents; the potential that Cadence may be required to file lawsuits to defend its patent rights from challenges by companies seeking to market generic versions of intravenous acetaminophen, and the substantial costs associated with such lawsuits; the possible introduction of generic competition to OFIRMEV; Cadence’s dependence on its licensors for the maintenance and enforcement of its intellectual property rights; Cadence’s dependence on the successful commercialization of OFIRMEV, which is the company’s only product; the potential that delays in achieving formulary acceptance for OFIRMEV at a substantial number of targeted accounts may enable competitors to further entrench their products and decrease the market potential for OFIRMEV; Cadence’s ability to ensure an adequate and continued supply of OFIRMEV to meet anticipated market demand; the risk that Cadence may not be able to raise sufficient capital when needed, or at all; and other risks detailed under “Risk Factors” and elsewhere in Cadence’s periodic reports and other filings made with the Securities and Exchange Commission from time to time. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: June 30, 2011